EXHIBIT 10.116

FIRST MODIFICATION OF NOTES, OPEN-END FEE MORTGAGE,
LEASEHOLD MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
AND FIXTURE FILING AND LOAN AGREEMENT

THIS FIRST MODIFICATION OF NOTES, OPEN-END FEE MORTGAGE, LEASEHOLD MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT AND FIXTURE FILING AND LOAN AGREEMENT ("Modification"), dated as of the 30th day of April, 2010  (the "Effective Date") by and among U. S. BANK NATIONAL ASSOCIATION, a national banking association, having an office and place of business at 10 West Broad Street, 12th Floor, Columbus, Ohio 43215 ("Lender"), CATALINA PARTNERS, L.P., a Delaware limited partnership, having an office and place of business at 180 East Broad Street, Columbus, Ohio 43215 ("Borrower"), and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, having an office and place of business at 180 East Broad Street, Columbus, Ohio 43215 ("Guarantor").

WITNESSETH:

WHEREAS, Lender and Borrower are parties to a certain Loan Agreement dated April 23, 2008 ("Loan Agreement") pursuant to which Lender agreed to loan to Borrower an amount not to exceed Forty-Two Million Two Hundred Fifty Thousand Dollars ($42,250,000.00) ("Loan");

WHEREAS, a portion of the Loan is evidenced by a certain Note dated April 23, 2008, in the original principal amount of Ten Million Dollars ($10,000,000.00) by Borrower to Lender (" First Note");

WHEREAS, a portion of the Loan is evidenced by a certain Note dated April 23, 2008, in the original principal amount of Five Million Dollars ($5,000,000.00) by Borrower to Lender ("Second Note");

WHEREAS, a portion of the Loan is evidenced by a certain Note dated April 23, 2008, in the original principal amount of Twenty-Seven Million Two Hundred Fifty Thousand Dollars ($27,250,000.00) by Borrower to Lender ("Third Note"; the First Note, Second Note and Third Note are hereinafter collectively referred to as the "Notes");

WHEREAS, the Note is secured by a certain Open-End Fee Mortgage, Leasehold Mortgage, Assignment of Rents and Security Agreement and Fixture Filling ("Mortgage") dated April 22, 2008 and recorded in the Office for the Recorder of Deeds in and for the County of Dauphin, Pennsylvania as Instrument Number 20080015133, from Borrower to Lender (the Loan Agreement, Notes, and Mortgage, together with all other instruments, affidavits, agreements, security agreements, financing statements and documents executed and delivered in connection therewith, are hereinafter sometimes referred to collectively as "Loan Documents");

WHEREAS, Borrower's obligations to Lender are guaranteed, jointly and severally, by Guarantor pursuant to a certain Unconditional Guaranty of Payment and Performance dated April 22, 2008 ("Guaranty");

WHEREAS, Borrower, Guarantor and Lender desire to modify certain terms of the Loan; and

WHEREAS, all capitalized terms used herein and not specifically defined shall have the meaning set forth in the Loan Documents and the GPLP Revolving Credit Facility, as amended by that certain Comprehensive Amendment to Amended and Restated Credit Agreement dated as of March 4, 2010.

NOW, THEREFORE, in consideration of the foregoing promises and the covenants contained herein, the parties hereto agree as follows:

1. Liability of Borrower.  Borrower hereby ratifies and reconfirms Borrower's obligations and all liability to Lender under the terms and conditions of the Loan Documents, and acknowledges that Borrower has no defenses to or rights of setoff against Borrower's obligations and all liability to Lender thereunder.  Borrower hereby further acknowledges that Lender has performed all of Lender's obligations under the Loan Documents.  Borrower hereby further acknowledges and agrees that the principal amount outstanding under the First Note as of  the date hereof is Twenty-Seven Million Two Hundred Fifty Dollars ($27,250,000.00).  Borrower hereby further acknowledges and agrees that the principal amount outstanding under the Second Note as of the date hereof is Ten Million Dollars ($10,000,000.00).  Borrower hereby further acknowledges and agrees that the principal amount outstanding under the Third Note as of the date hereof is Five Million Dollars ($5,000,000.00).

2. Extension of Term.  The Loan Documents are hereby modified to provide that the Stated Maturity Date of each of the Notes is hereby extended to April 23, 2012 ("First Extended Maturity Date").  All principal and other sums payable to Lender thereunder shall be due and payable on the First Extended Maturity Date, unless extended by Borrower pursuant to the terms and conditions of Section 3 below.  During the extension period, interest shall be due and payable monthly at the rate and upon the terms provided for in the Notes, as modified herein.

3. Option for Extension.  Borrower may elect to extend the First Extended Maturity Date ("Extension Option") of each of the Notes from the First Extended Maturity Date to April 23, 2013 (the "Second Extended Maturity Date"), by giving Lender written notice of such election sixty (60) days prior to, and not later than the First Extended Maturity Date provided, with respect to such extension, all of the following have been simultaneously satisfied, as to each of the Notes that remains outstanding, as reasonably determined by Lender:   (a)  there shall not, at the time of the exercise of such option to extend, exist any uncured Event of Default or any event or state of facts that would, after notice or the passage of time or both, constitute an Event of Default (as defined in the Loan Agreement); (b) there has been no material adverse change in the cash flow or financial condition of Borrower or any Guarantor; (c) unless previously paid in full, each of the Notes is being extended simultaneously; (d) Lender has received an appraisal satisfactory to Lender, in Lender's sole discretion, (at Borrower's sole cost and expense) evidencing a loan-to-value ratio (using the aggregate principal balance of all of the Notes) of not greater than sixty-five (65%) percent (in the event such "as is" value is not adequate to meet the required loan-to-value percentage, the Borrower may pay down the outstanding principal balance of one or more of the Notes such that said loan-to-value percentage may be met, subject to the payment of unwinding costs as described in Section 4.1 of each of the Notes); and (e) Borrower has paid to Lender, at the time of the giving of such notice, an extension fee equal to one-eighth of one percent (0.25%) of the sum of the then unrepaid aggregate principal amount of each of the Notes.

4. Modification of the Notes.  Effective as of the Effective Date, the first sentence in the definition of the "Adjusted One Month LIBOR Rate" in each of the Notes will be deemed deleted in its entirety and replaced with the following (prior to the Effective Date, the current definition of Adjusted One Month LIBOR Rate shall remain in effect):

"Adjusted One Month LIBOR Rate" shall mean the interest on eachadvance hereunder shall accrue at an annual rate equal to 3.00% plus the one-month LIBOR rate quoted by U.S. Bank from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect two New York Banking Days prior to the Reprice Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, and such rate to be reset monthly on each Reprice Date.

Effective as of the Effective Date, the definition of Elected Rate shall mean the Adjusted One Month LIBOR Rate.  Effective as of the Effective Date, the only rate available to Borrower shall be the Adjusted One Month LIBOR Rate and the Default Rate (if applicable).

5. Modification of Loan Agreement.  Commencing on the Effective Date the following definitions in Section 1.01 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

"Debt Service Coverage Ratio" shall mean the ratio of (a) the annualized Net Operating Income from the Premises to (b) the Annual Debt Service.  Such Debt Service Coverage Ratio will be measured and tested as of June 30, 2008 and every three (3) months thereafter as calculated on a rolling annual basis until the First Extended Maturity Date, or the Second Extended Maturity Date, if applicable. Borrower shall provide U.S. Bank with a compliance certificate detailing the covenant calculation and its compliance within thirty (30) days subsequent to each calendar quarter end.

"GPLP Revolving Credit Facility" shall mean that certain Four Hundred Seventy Million Dollar ($470,000,000.00) revolving credit facility evidenced by that certain Amended and Restated Credit Agreement dated December 14, 2006 executed by and between Guarantor and KeyBank National Association as a lender and as administrative agent for various lenders, in which Lender, has an interest as a participant lender, as amended pursuant to that certain Comprehensive Amendment to Amended and Restated Credit Agreement dated as of March 4, 2010, which reduced the Aggregate Commitment (as defined therein) to Three Hundred Seventy Million Dollars, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of April 27, 2010, (without consideration of any amendment executed after April 27, 2010).  For the purposes of this Agreement, the GPLP Revolving Credit Facility shall be considered to be the GPLP Revolving Credit Agreement in effect as of April 27, 2010 and shall not take into account any subsequent amendments, modifications, or terminations thereof, even if the same has been consented to by Lender as one of the lenders under such GPLP Revolving Credit Facility.  The termination of the GPLP Revolving Credit Facility shall also have no affect upon this definition of GPLP Revolving Credit Facility or any of the provisions of this Agreement where the "GPLP Revolving Credit Facility" is redefined.  If the financial covenants, as described in Section 7.01 (v) of this Agreement, are modified under the GPLP Revolving Credit Facility, the then modified financial covenants may be incorporated into this Loan Agreement at the sole discretion of Lender.

Commencing on the Effective Date, Section 7.01(v) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"7.01 (v)  Either (i) the existence of an Event of Default (as defined in the GPLP Revolving Credit Facility) due to a breach of one or more of Sections 6.11, 6.17, 6.18(iv) and 6.18(v) thereof by Guarantor; or (ii) the acceleration of the sums due pursuant to the GPLP Revolving Credit Facility or any promissory notes evidencing the credit facility created by the GPLP Revolving Credit Facility as a result of any Event of Default under the GPLP Revolving Credit Facility; or"

6. Principal and Interest Payments.  Commencing on the First Extended Maturity Date the first sentence of the definition of the "Adjusted One Month LIBOR Rate as defined in each of the Notes and as modified herein, shall be further modified as follows (prior to the First Extended Maturity Date the definition of Adjusted One Month LIBOR Rate set forth in Section 3 herein shall remain in effect):

"Adjusted One Month LIBOR Rate" shall mean the interest on each advance hereunder shall accrue at an annual rate equal to 3.50% plus the one-month LIBOR rate quoted by U.S. Bank from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect two New York Banking Days prior to the Reprice Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, and such rate to be reset monthly on each Reprice Date.

Commencing on May 1, 2012, monthly payment of principal and interest shall be due and payable on the first day of each month in an amount determined by Lender to be sufficient to fully repay the then outstanding aggregate principal balance of the Notes over an assumed amortization period of three hundred (300) months, having commenced on the first day of the Extension Option, and further assuming level payments of principal and interest and an interest equal to the greater of:  (i) seven percent (7%) per annum; (ii) the yield on Ten-Year Treasury assumed to be issued as of the first day of the Extension Option plus two percent (2%); or (iii) the Adjusted One Month LIBOR Rate in effect on the first day of the Extension Option.  All principal and all accrued and unpaid interest shall be due and payable on the Second Extended Maturity Date.

7. Appraisal.  The aggregate loan to value ratio (using the aggregate principal balance of all of the Notes) shall not exceed sixty-five (65%) percent of the "as is" value of the Project, as determined by Lender as hereinafter provided.  Lender shall have the right, but not the obligation to have an appraisal of the Project conducted, which appraisal shall be done at Borrower's sole cost and expense, in the event Lender determines that there may be material decrease in the value of the Project, every six (6) months, provided, however, that any such appraisal shall not be ordered prior to March 23, 2011.  In addition, if at any time one or more of the existing anchor tenants (Sears, Bon-Ton and/or Boscov's) is not in occupancy or open for business, Lender shall have the right to have an appraisal of the Project conducted, which appraisal shall be done at Borrower's sole cost and expense, and to cause a remargin the Loan based on said appraisal so that the amount of the Loan to Borrower does not exceed sixty-five percent (65%) of the then appraised value of the Project.   If Lender, based on the then appraised value of the Project, as determined by Lender pursuant to the preceding sentence, determines, in its sole judgment, the Loan needs to be remargined in order to meet a sixty-five percent (65%) loan-to-value ratio for the Project, Borrower shall within fifteen (15) business days after notice thereof, make a principal payment under the Notes (subject to the payment of unwinding costs as described in Section 4.1 of each of the Notes) for the Loan in the amount so indicated by Lender in order to achieve a sixty-five percent (65%)  loan-to-value ratio for the Project (the "Remargin Payment"). Failure by Borrower to make the Remargin Payment within such fifteen (15) business day period shall be deemed an Event of Default as defined in the Loan Agreement.

8. Modification of Guaranty.  As of the Effective Date, the definition of Percentage Guaranty in the Guaranty is changed from twenty percent (20%) to thirty-five percent (35%).    The following phrase is hereby inserted at the beginning of Section 1 (d) of the Guaranty to clarify the same:

(d) "one hundred percent (100%) of" any and all costs of Administrative Agent and/or any of the Lenders incurred in connection with collecting any amounts due hereunder, including, but not limited to reasonable attorney fees and costs.

9. Costs and Fees.  In consideration for Lender executing this Modification, Borrower shall pay all costs and expenses incurred by Lender in connection with this Modification, including, without limitation, all title insurance costs, recording fees and attorney's fees.

10. Ratification of Loan Documents.  The Loan Documents are in all respects ratified and confirmed by the parties hereto, including the warrants of attorney authorizing any attorney at law to appear in any court and to confess a judgment against Borrower and incorporated by reference herein, and the Loan Documents and this Modification shall be read, taken and construed as one and the same instrument.  Borrower further acknowledges and agrees that all security agreements, financing statements, documents, instruments, certificates, affidavits and other security documents taken as collateral for the Notes are intended to and shall continue to secure the Loan and shall remain in full force and effect.

11. Ratification of Guaranty.  Guarantor acknowledges and agrees to the terms of the foregoing Modification and hereby ratify and confirm each and every obligation under the Guaranty and agree to be bound by its terms and conditions as modified herein.  Guarantor's acknowledge and agree that Guarantor has no defenses to or rights of setoff against Guarantor's obligations and all liability to Lender under the Guaranty.  Guarantor further acknowledges that Lender has performed all of Lender's obligations under the Loan Documents.

12. Continuation of Mortgage Lien and Security Interests.  This Modification does not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Notes, nor does it in any manner affect or impair the Mortgage or any security agreement executed in connection with the Notes or applicable to the Notes. Borrower agrees the Mortgage and all other security interests granted by Borrower to Lender continue to be a valid and existing liens on the property described in the Mortgage and the Loan Documents.

13. Jury Waiver.  BORROWER AND GUARANTOR HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER, BORROWER AND GUARANTOR, OR ANY ONE OR MORE OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN BORROWER, GUARANTOR AND LENDER IN CONNECTION WITH THE LOAN DOCUMENTS, THIS MODIFICATION, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.  THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THIS MODIFICATION.  IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER'S ABILITY TO PURSUE ITS REMEDIES CONTAINED IN THE LOAN DOCUMENTS, THIS MODIFICATION, THE NOTES, THE GUARANTY OR ANY OTHER DOCUMENT OR AGREEMENT RELATED HERETO.

14. No Course of Dealing Waiver.  Borrower expressly acknowledges and agrees that the execution of this Modification shall not constitute a waiver of, and shall not preclude the exercise of, any right, power or remedy granted to Lender in any of the Loan Documents, or as provided by law, except to the extent expressly provided herein.  No previous modification, extension, or compromise entered into with respect to any indebtedness of Borrower to Lender shall constitute a course of dealing or be inferred or construed as constituting an express or implied understanding to enter into any future modification, extension or compromise.  No delay on the part of Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Lender's rights, powers or remedies.

15. Counterparts.  This Modification may be signed by the parties in multiple, separate counterparts which taken together shall constitute one and the same Modification.

16. Governing Law.  This Modification shall be interpreted and construed in accordance with and governed by the laws of the State of Ohio.

[Remainder of This Page Intentionally Left Blank; Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have caused this Modification to be executed by their duly authorized representatives as of the day and year first above written.

BORROWER:

CATALINA PARTNERS, L.P., a Delaware limited partnership

By:	Glimcher Colonial Park Mall, Inc., a Delaware corporation
Its:	General Partner

By: /s/ Mark E. Yale
Mark E. Yale
Executive Vice President
Chief Financial Officer

STATE OF OHIO

COUNTY OF FRANKLIN,  SS

The foregoing instrument was acknowledged before me this 4th day of May, 2010 by Mark E. Yale, Executive Vice President and Chief Financial Officer of Glimcher Colonial Park Mall, Inc., a Delaware corporation, the General Partner, of Catalina Partners, L.P., a Delaware limited partnership, on behalf of the limited partnerships.

/s/ Janelle R. Courtright
Notary Public

Commission Expiration:  6-28-13

GUARANTOR:

GLIMCHER PROPERTIES LIMITED PARTNERSHIP a Delaware limited partnership

By:	Glimcher Properties Corporation, a Delaware corporation, its General Partner

By: /s/ Mark E. Yale
Mark E. Yale
Executive Vice President
Chief Financial Officer

STATE OF OHIO

COUNTY OF FRANKLIN,  SS

The foregoing instrument was acknowledged before me this 4th day of May, 2010 by Mark E. Yale, Executive Vice President and Chief Financial Officer of Glimcher Colonial Park Mall, Inc., a Delaware corporation, the General Partner, of Catalina Partners, L.P., a Delaware limited partnership, on behalf of the limited partnerships.

/s/ Janelle R. Courtright
Notary Public

Commission Expiration:  6-28-13

LENDER:

U.S. BANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Anthony J. Mathena
Anthony J. Mathena, Vice President

STATE OF OHIO

COUNTY OF FRANKLIN, SS:

The foregoing instrument was acknowledged before me this 6th day of May, 2010, by Anthony J. Mathena, a Vice President of U.S. Bank National Association, a national banking association, on behalf of the banking association.

Cynthia A. Patton
Notary Public

Commission Expiration:  2013

This instrument prepared by: David K. Conrad, Esq., Bricker & Eckler LLP, 100 South Third Street, Columbus, Ohio 43215

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